Exhibit 99.1

Verisign Reports First Quarter 2015 Results

RESTON, VA - April 23, 2015 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and Internet security, today reported financial results for the first quarter of 2015.

First Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $258 million for the first quarter of 2015, up 3.9 percent from the same quarter in 2014. Verisign reported net income of $88 million and diluted earnings per share of $0.66 for the first quarter of 2015, compared to net income of $94 million and diluted EPS of $0.64 in the same quarter in 2014. The operating margin was 55.8 percent for the first quarter of 2015 compared to 56.1 percent for the same quarter in 2014.

First Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $99 million and diluted EPS of $0.74 for the first quarter of 2015, compared to net income of $95 million and diluted EPS of $0.64 for the same quarter in 2014. The non-GAAP operating margin was 59.7 percent for the first quarter of 2015 compared to 60.1 percent for the same quarter in 2014. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Adherence to our strategy and disciplined execution have produced another solid quarter,” commented Jim Bidzos, executive chairman, president and chief executive officer.
“We are pleased with the successful completion of our $500 million senior unsecured notes offering,” stated George E. Kilguss, III, senior vice president and chief financial officer.

Financial Highlights

•
On March 27, 2015, Verisign issued $500 million of 5.25% Senior Notes due April 1, 2025. Verisign intends to use the proceeds for general corporate purposes, including, but not limited to, the repurchase of shares under its share repurchase program.

•	On March 31, 2015, Verisign entered into a new, five-year, $200 million unsecured revolving credit facility that takes the place of the prior unsecured revolving credit facility.

•	Verisign ended the first quarter with cash, cash equivalents and marketable securities of $1.9 billion, an increase of $447 million as compared with year-end 2014.

•	Cash flow from operations was $133 million for the first quarter of 2015, compared with $142 million for the same quarter in 2014.

•	Deferred revenues on March 31, 2015, totaled $925 million, an increase of $35 million from year-end 2014.

•	Capital expenditures were $13 million in the first quarter of 2015.

•
During the first quarter, Verisign repurchased 2.7 million shares of its common stock for $160 million. At March 31, 2015, $917 million remained available and authorized under the current share repurchase program which has no expiration.

•
For purposes of calculating diluted EPS, the fourth quarter diluted share count included 15.8 million shares related to subordinated convertible debentures, compared with 14.3 million shares in the same quarter in 2014. These represent diluted shares and not shares that have been issued.

Business Highlights

•	The company has appointed Todd B. Strubbe to the position of executive vice president, chief operating officer effective April 20, 2015. Strubbe reports directly to Jim Bidzos.

•
Verisign Registry Services added 1.51 million net new names during the first quarter, ending with 133.0 million .com and .net domain names in the domain name base, which represents a 3.1 percent increase over the base at the end of the first quarter in 2014, as calculated including domain names on hold for both periods.

•	In the first quarter, Verisign processed 8.7 million new domain name registrations for .com and .net, as compared to 8.6 million for the same period in 2014.

•
The final .com and .net renewal rate for the fourth quarter of 2014 was 72.5 percent compared with 72.2 percent for the same quarter in 2014. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent for 2015 and 28 percent for 2014, both of which differ from the GAAP income tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the first quarter 2015 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1277 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and Internet security, enables Internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key Internet infrastructure and services, including the .com and .net domains and two of the Internet’s root servers, as well as performs the root-zone maintainer functions for the core of the Internet’s Domain Name System (DNS). Verisign’s Network Intelligence and Availability services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of the impact of the U.S. government’s transition of key Internet domain name functions (the Internet Assigned Numbers Authority (“IANA”) function) and related root zone management functions, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services, the uncertainty of whether our new products and services, if any, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges of ongoing changes to Internet governance and administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our new gTLDs or the new gTLDs for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of over 1,300 new gTLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2015 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$705,879	$191,608
Marketable securities	1,165,443	1,233,076
Accounts receivable, net	14,656	13,448
Other current assets	54,006	52,475
Total current assets	1,939,984	1,490,607
Property and equipment, net	311,870	319,028
Goodwill	52,527	52,527
Long-term deferred tax assets	266,508	266,954
Other long-term assets	36,821	25,743
Total long-term assets	667,726	664,252
Total assets	$2,607,710	$2,154,859
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$150,482	$190,278
Deferred revenues	648,439	621,307
Subordinated convertible debentures, including contingent interest derivative	635,453	631,190
Deferred tax liabilities	487,817	477,781
Total current liabilities	1,922,191	1,920,556
Long-term deferred revenues	276,497	269,047
Senior notes	1,250,000	750,000
Other long-term tax liabilities	106,899	98,722
Total long-term liabilities	1,633,396	1,117,769
Total liabilities	3,555,587	3,038,325
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 322,707 at March 31, 2015 and 321,699 at December 31, 2014; Outstanding shares: 116,429 at March 31, 2015 and 118,452 at December 31, 2014	323	322
Additional paid-in capital	17,967,312	18,120,045
Accumulated deficit	(18,912,597)	(19,000,835)
Accumulated other comprehensive loss	(2,915)	(2,998)
Total stockholders’ deficit	(947,877)	(883,466)
Total liabilities and stockholders’ deficit	$2,607,710	$2,154,859

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$258,422	$248,796
Costs and expenses:
Cost of revenues	48,353	48,026
Sales and marketing	22,382	20,289
Research and development	17,152	18,439
General and administrative	26,298	22,457
Total costs and expenses	114,185	109,211
Operating income	144,237	139,585
Interest expense	(22,017)	(21,385)
Non-operating (loss) income, net	(5,555)	6,516
Income before income taxes	116,665	124,716
Income tax expense	(28,427)	(30,293)
Net income	88,238	94,423
Unrealized gain on investments	87	8
Realized (gain) loss on investments, included in net income	(4)	5
Other comprehensive income	83	13
Comprehensive income	$88,321	$94,436

Income per share:
Basic	$0.75	$0.71
Diluted	$0.66	$0.64
Shares used to compute net income per share
Basic	117,139	133,417
Diluted	133,850	148,600

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$88,238	$94,423
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	15,747	16,008
Stock-based compensation	10,128	9,993
Excess tax benefit associated with stock-based compensation	(5,993)	—
Unrealized loss (gain) on contingent interest derivative on Subordinated Convertible Debentures	7,019	(5,269)
Payment of contingent interest	(5,225)	—
Other, net	2,701	1,004
Changes in operating assets and liabilities
Accounts receivable	(1,282)	(1,806)
Prepaid expenses and other assets	(3,084)	7,925
Accounts payable and accrued liabilities	(28,816)	(34,579)
Deferred revenues	34,582	30,384
Net deferred income taxes and other long-term tax liabilities	18,654	23,546
Net cash provided by operating activities	132,669	141,629
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	325,399	718,177
Purchases of marketable securities	(257,415)	(784,090)
Purchases of property and equipment	(13,042)	(11,262)
Other investing activities	(3,787)	34
Net cash provided by (used in) investing activities	51,155	(77,141)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	8,776	8,668
Repurchases of common stock	(178,330)	(145,556)
Proceeds from borrowings, net of issuance costs	493,824	—
Excess tax benefit associated with stock-based compensation	5,993	—
Net cash provided by (used in) financing activities	330,263	(136,888)
Effect of exchange rate changes on cash and cash equivalents	184	230
Net increase (decrease) in cash and cash equivalents	514,271	(72,170)
Cash and cash equivalents at beginning of period	191,608	339,223
Cash and cash equivalents at end of period	$705,879	$267,053
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$25,494	$20,209
Cash paid for income taxes, net of refunds received	$12,970	$7,651

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015		2014
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$144,237	$88,238	$139,585	$94,423
Adjustments:
Stock-based compensation	10,128	10,128	9,993	9,993
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		7,019		(5,269)
Non-cash interest expense		2,706		2,443
Contingent interest payable on subordinated convertible debentures		(2,690)		—
Tax adjustment		(6,369)		(6,634)
Non-GAAP	$154,365	$99,032	$149,578	$94,956

Revenues	$258,422		$248,796
Non-GAAP operating margin	59.7%		60.1%
Diluted shares		133,850		148,600
Per diluted share, non-GAAP		$0.74		$0.64

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent for 2015 and 28 percent for 2014, both of which differ from the GAAP income tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended March 31,
	2015	2014
Cost of revenues	$1,739	$1,598
Sales and marketing	1,299	1,848
Research and development	1,721	1,872
General and administrative	5,369	4,675
Total stock-based compensation expense	$10,128	$9,993

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

On a quarterly basis we disclose our Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing our 4.625% senior notes due 2023 and our 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended March 31,
	2015	2014
Net Income	$88,238	$94,423
Interest expense	22,017	21,385
Income tax expense	28,427	30,293
Depreciation and amortization	15,747	16,008
Stock-based compensation	10,128	9,993
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	7,019	(5,269)
Unrealized (gain) loss on hedging agreements	(456)	135
Adjusted EBITDA	$171,120	$166,968

Four Quarters Ended March 31, 2015
Net income	349,076
Interest expense	86,626
Income tax benefit	126,185
Depreciation and amortization	63,430
Stock-based compensation	44,112
Unrealized gain on contingent interest derivative on the subordinated convertible debentures	10,039
Unrealized gain on hedging agreements	(743)
Adjusted EBITDA	$678,725
Verisign’s management believes that presenting Adjusted EBITDA enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.